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                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Form S-3 registration statement (No. 333-44439) of Pioneer Natural Resources Company and its first amendment of our report dated July 26, 1996, on our audit of the financial statements of Greenhill Petroleum Corporation as of June 30, 1996, and for the year then ended. We also consent to the reference to our firm under the caption "Expert" in the registration statement and its first amendment.

                                                  /s/ Coopers & Lybrand L.L.P.
                                                 -------------------------------
                                                 Coopers & Lybrand L.L.P.

Houston, Texas
February 25, 1998